Exhibit 99.1

Microbot Medical Appoints the Co-Founder of Corindus Vascular Robotics to its Board of Directors

Vascular Interventions Executive Will Contribute Significantly to the Development and Commercialization of LIBERTY Robotic System

HINGHAM, Mass., August 3, 2020 – Microbot Medical Inc. (Nasdaq: MBOT) has further strengthened the Company’s capabilities and expertise as Mr. Tal Wenderow, an experienced medical device and robotics executive with a proven track record in small and mid-size companies, has been appointed to the Company's Board of Directors. Mr. Wenderow co-founded Corindus Vascular Robotics, a robotic-assisted vascular interventions company, and contributed to the company’s success, leading to its$1.1 billion acquisition by Siemens Healthineers AG in October 2019.

“Consistent and aligned with our strategic objectives, one of which is enhancing our core leadership capabilities, Tal’s leadership and proven track record will contribute greatly to the future success of Microbot,” commented Harel Gadot, CEO, President and Chairman. “His contributions to Corindus’ growth, from inception through the recently completed acquisition by Siemens Healthineers AG, are well chronicled. I welcome him to the Board and look forward to his many contributions as we progress our multi-generation product portfolio, and especially the LIBERTY Robotic system given his extensive knowledge in the vascular interventional market.”

With over 19 years of industry experience, Mr. Wenderow holds multiple patents and is a recognized thought leader in the vascular interventions market. He is currently the President and CEO of Vocalis Health, a global technology leader in vocal biomarkers developing voice-enabled AI solutions to create proprietary vocal biomarkers for personalized healthcare screening and continuous remote monitoring of health by using a simple voice sample. At Corindus, Mr. Wenderow served several executive leadership roles, including Chief Executive Officer and Executive Vice President of International & Business Development, and demonstrated strong business execution to achieve the company’s strategic objectives. Mr. Wenderow holds a B.Sc. summa cum laude in Mechanical Engineering from Technion in Israel and has completed the Executive Program for Life Sciences at the Merage Foundation, Merage Business School, University of California, Irvine, CA.

“I am extremely excited to join the Microbot Board of Directors and support the next revolution of the healthcare robotic space,” commented Mr. Wenderow. “Microbot is developing a portfolio of innovative medical robotic devices that have the potential to address sizeable market opportunities. The depth of the entire team is very impressive including Professor Moshe Shoham, who is a known leader and innovator in the robotic market. I look forward to collaborating and working with each of them to achieve Microbot’s objectives.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754